Exhibit 10.1

FIRST AMENDMENT TO THE
DYNEGY INC. EXECUTIVE CHANGE IN CONTROL SEVERANCE PAY PLAN

WHEREAS, Dynegy Inc. (the “Company”) has established and maintains the Dynegy Inc. Executive Change in Control Severance Pay Plan (As Amended and Restated Effective April 3, 2008) (the “Plan”) for the benefit of eligible employees of certain participating employers;

WHEREAS, pursuant to Section 4.3 of the Plan, the Board of Directors of the Company (the “Board”), including by action of the Compensation and Human Resources Committee of the Board (the “Committee”), reserves the right to amend, in whole or in part, any or all of the provisions of the Plan, subject to the limitations reflected in Section 4.3 of the Plan;

WHEREAS, the Company entered into that certain Agreement and Plan of Merger among the Company, Denali Parent Inc. (which is an affiliate of The Blackstone Group L.P.) and Denali Merger Sub Inc., dated as of August 13, 2010 (the “Merger Agreement”);

WHEREAS, to comply with certain provisions of the Merger Agreement, the Board, by action of the Committee, desires to amend the Plan to admit Dynegy Oakland, LLC; Dynegy Morro Bay, LLC; Dynegy Moss Landing, LLC; and Casco Bay Energy Company, LLC (collectively, the “Plant LLCs”) as participating employers under the Plan and to make certain related clarifications to the Plan;

NOW, THEREFORE, BE IT RESOLVED, that the Plan shall be and hereby is amended as follows, effective as of September 20, 2010:

I.

Section 2.1(m) of the Plan shall be deleted, and the following new Section 2.1(m) shall be substituted therefor:

“(m)
‘Employer’ shall mean the Company and each of its subsidiaries (and any successors) that participate in the Plan.  Notwithstanding the foregoing, or anything to the contrary, each of the Board, the Compensation Committee or the Plan Administrator, in their discretion, may permit certain employing entities to remain an Employer under the Plan even after such an entity ceases to be an affiliate of the Company.  The companies participating in the Plan are listed on Attachment A to the Plan.”

II.

The first reference to the term “Company” in Section 2.1(t) of the Plan shall be deleted, and reference to “Company, as well as the Covered Individual’s Employer if such Employer is no longer an affiliate of the Company,” shall be substituted therefor, and the second reference to the term “Company” in Section 2.1(t) of the Plan shall be deleted, and reference to “Company and an officer of the Covered Individual’s Employer if such Employer is no longer an affiliate of the Company” shall be substituted therefor.

III.

The reference to the term “Company” in Section 2.1(cc) of the Plan shall be deleted, and reference to “Company, as well as an officer of the Covered Individual’s Employer if such Employer is no longer an affiliate of the Company,” shall be substituted therefor.

IV.

The following new sentence shall be added to the end of Section 4.2 of the Plan:

“Additionally, notwithstanding anything herein to the contrary, in the event an Employer ceases to be part of the “controlled group of corporations” (within the meaning of Code Section 414(b)) of which the Company is a member or otherwise affiliated with the Company, but the Board, Compensation Committee or Plan Administrator permits such Employer to remain a participating Employer under the Plan, references throughout the Plan to benefits being provided by the Company or under plans or arrangements sponsored by the Company shall be deemed to mean benefits being provided by, or under plans or arrangements sponsored by, the Employer or one of the new affiliates of the Employer instead of the Company or any entities that remain affiliated with the Company.”

V.

The heading to Attachment A to the Plan shall be deleted, and the following new heading shall be substituted therefor:

“Companies Participating in the Dynegy Inc. Executive Change in Control Severance Pay Plan”

VI.

The reference to “and” in item 7. under Attachment A of the Plan shall be deleted, and the following shall be added to the end of Attachment A of the Plan:

“9.  Dynegy Oakland, LLC;

10.  Dynegy Morro Bay, LLC;

11.  Dynegy Moss Landing, LLC; and

12.  Casco Bay Energy Company, LLC

Dynegy Oakland, LLC; Dynegy Morro Bay, LLC; Dynegy Moss Landing, LLC; and Casco Bay Energy Company, LLC (as listed in items 9, 10, 11 and 12 of the foregoing) shall remain “Employers” that participate and are subject to the Plan even if such entities cease to be affiliates of the Company upon the closing of the transaction contemplated in that certain Purchase and Sale Agreement By and Between Denali Merger Sub Inc. and NRG Energy, Inc, dated as of August 13, 2010.”

VII.

Except as modified herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this First Amendment to the Plan to be executed this 22nd day of September, 2010, effective as hereinbefore provided.

Dynegy Inc.

/s/ J. Kevin Blodgett
J. Kevin Blodgett,
General Counsel and Executive Vice President, Administration